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                                                                     Exhibit 11



                                   SURMODICS, INC.

                     Computation of Pro Forma Per Share Earnings

                           For the Years Ended September 30

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



                                                                             1995            1996            1997
                                                                         ------------    ------------    ------------
NET INCOME (LOSS)                                                        $  (322,179)    $  (193,727)    $   235,673
                                                                         ------------    ------------    ------------
                                                                         ------------    ------------    ------------
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:
 Common shares outstanding                                                 3,206,126       3,268,286       3,334,853
 Conversion of Series A Convertible Preferred Stock into common stock      1,507,312       1,507,312       1,507,312
 Common stock equivalents                                                          -              -          487,637
 Common stock equivalents calculated pursuant to Securities and
 Exchange Commission Staff Bulletin No. 83(1)                                 75,525          75,525          63,229
                                                                         ------------    ------------    ------------
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
 OUTSTANDING (PRO FORMA)                                                   4,788,963       4,851,123       5,393,031
                                                                         ------------    ------------    ------------
                                                                         ------------    ------------    ------------
NET INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE (PRO FORMA)     $      (.07)    $      (.04)    $       .04
                                                                         ------------    ------------    ------------
                                                                         ------------    ------------    ------------

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(1) Reflects the issuance of restricted voting common stock and stock options issued to purchase voting common stock within the 12-month period prior to the Company's proposed initial public offering at a price less than the proposed public offering price using the treasury stock method.